UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2026

Kezar Life Sciences, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38542	47-3366145
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4000 Shoreline Court, Suite 300 South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 822-5600

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	KZR	The Nasdaq Stock Market LLC
Preferred Share Purchase Rights		The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously disclosed by Kezar Life Sciences, Inc. (the “Company”) in its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 30, 2026, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Aurinia Pharma U.S., Inc., a Delaware corporation (“Parent” or “Aurinia”), Aurinia Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub” and together with Parent, the “Buyer Entities”), and, solely for purposes of Section 10.13 of the Merger Agreement, Aurinia Pharmaceuticals Inc., a company amalgamated under the laws of the Province of Alberta (“Ultimate Parent”), and the parent entity of Parent.

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, on May 11, 2026, Parent completed a tender offer to purchase all of the Company’s outstanding shares (the “Shares”) of common stock, par value $0.001 per share, in exchange for (i) $6.955 per Share, payable in cash, without interest (such amount, or any different amount per Share paid pursuant to the Offer, the “Cash Amount”), plus (ii) one contingent value right per Share (each, a “CVR”), which represents the right to receive certain payments in cash in accordance with the terms and subject to the conditions of the contingent value rights agreement (the “CVR Agreement”) dated May [•], 2026, by and among Ultimate Parent, the Buyer Entities, Fortis Advisors LLC, a Delaware limited liability company, as representative and attorney in fact of the CVR holders (the “Representative”) and Broadridge Corporate Issuer Solutions, LLC (the “Rights Agent”) (the Cash Amount plus one CVR, together, the “Offer Price”), in each case, subject to and in accordance with the terms and conditions set forth in the Offer to Purchase, dated April 13, 2026 (the “Offer to Purchase”), and in the related Letter of Transmittal  the “Letter of Transmittal,” which, together with the Offer to Purchase constituted the “Offer”).

The Offer and related withdrawal rights expired as scheduled at one minute after 11:59 p.m. Eastern Time on Friday, May 8, 2026 (such date and time, the “Expiration Time”), and the Offer was not further extended. According to Broadridge Corporate Issuer Solutions, LLC, the depositary for the Offer, as of the Expiration Time, a total of 5,927,580 Shares had been validly tendered, and not validly withdrawn, representing approximately 80.2% of the outstanding Shares as of the Expiration Time. The number of Shares validly tendered and not validly withdrawn pursuant to the Offer satisfied the Minimum Tender Condition (as defined in the Merger Agreement). All other conditions to the Offer were satisfied and Parent accepted for payment all Shares validly tendered (and not validly withdrawn) prior to the expiration of the Offer.

On May 11, 2026, Merger Sub merged with and into the Company (the “Merger”), pursuant to which the separate corporate existence of Merger Sub ceased and the Company continued as the surviving corporation in the Merger (the “Surviving Corporation”) and a wholly owned subsidiary of Parent. The Merger was completed pursuant to Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), with no stockholder vote required. At the effective time of the Merger (the “Effective Time”), each outstanding Share (other than (i) Shares owned by the Company (or held in the treasury of the Company), Parent, Merger Sub or any other subsidiary of Parent and (ii) Shares that are held by stockholders who are entitled to, and properly demanded, appraisal rights in accordance with Section 262 of the DGCL) was cancelled and converted into the right to receive the Offer Price from the Buyer Entities without interest, subject to any applicable withholding taxes.

Pursuant to the terms of the Merger Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of the holders,

•
each option to purchase Shares (each, a “Company Option”) granted under a Company equity plan, whether or not then vested or exercisable, became fully vested. At the Effective Time, each such Company Option with a per-share exercise price less than the Cash Amount (each, an “In-the-Money Option”) was automatically cancelled and converted into the right to receive (A) an amount in cash, without interest, equal to the product obtained by multiplying (x) the excess of the Cash Amount over the exercise price per Share underlying such Company Option at the Effective Time by (y) the number of Shares underlying such In-the-Money Option, subject to the terms and conditions specified in the Merger Agreement and (B) one CVR in respect of each Share underlying such In-the-Money Option; and

1

•
each option to purchase Shares that was outstanding and unexercised as of immediately prior to the Effective Time and that was not an In-the-Money Option (an “Out-of-the-Money Option”) was cancelled and ceased to exist, and no consideration will be delivered in exchange for such Out-of-the-Money Option.

As of the Effective Time, there were no outstanding Company restricted stock unit awards.

Pursuant to the terms of the Merger Agreement, immediately prior to the Effective Time, the Company’s 2018 Employee Stock Purchase Plan was terminated.

The foregoing description of the Merger Agreement, the CVR Agreement, and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement attached as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on March 30, 2026, which is incorporated herein by reference, and the full text of the CVR Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K .

The information set forth in Items 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.01.

In connection with the consummation of the Offer and the Merger, the Company (i) notified The Nasdaq Stock Market LLC (“Nasdaq”) of the consummation of the Merger and (ii) requested that Nasdaq (A) suspend trading of the Shares effective before the opening of trading on May 11, 2026 and (B) file with the SEC a Notification of Removal from Listing and/or Registration on Form 25 to effect the delisting of all Shares from Nasdaq and the deregistration of such Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, the Surviving Corporation intends to file a Certification and Notice of Termination of Registration on Form 15 with the SEC requesting the termination of registration of the Shares under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Section 13 and 15(d) of the Exchange Act with respect to the Shares.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

The information set forth under Items 2.01, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the consummation of the Offer and the Merger, there was a change in control of the Company and the Company became a wholly owned subsidiary of Parent.

Item 5.02	Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, at the Effective Time, each of John Fowler, Franklin Berger, Graham Cooper, Elizabeth Garner, M.D., Michael Kauffman, M.D., Ph.D., Micki Klearman, M.D. and Courtney Wallace resigned from the board of directors of the Company. These resignations were tendered in connection with the Merger and not as a result of any disagreements between the Company and the resigning individuals on any matters related to the Company’s operations, policies, or practices.

2

As previously disclosed in the Company’s Current Report on Form 8-K filed on April 3, 2026, Christopher J. Kirk, Ph.D., Marc L. Belsky and Mark Schiller entered into separation agreements with the Company. Each officer’s employment with the Company will terminate at the Effective Time. There were no disagreements between any of Mr. Kirk, Mr. Belsky and Mr. Schiller and the Company.

Following the Merger and pursuant to the terms of the Merger Agreement, at the Effective Time, the sole director and officers of Merger Sub immediately prior to the Effective Time became the sole director and officers of the Surviving Corporation. The sole director of Merger Sub immediately prior to the Effective Time was Kevin Tang. The executive officers of Merger Sub immediately prior to the Effective Time were Kevin Tang, Chief Executive Officer, Ryan Cole, Chief Operating Officer, Michael Hearne, Chief Financial Officer, and Stephen Robertson, Chief Legal Officer, Corporate Secretary and Chief Compliance Officer.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the Company’s certificate of incorporation and bylaws were amended and restated in their entirety, as set forth on Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)          Exhibits

Exhibit Number	Description

2.1*
Agreement and Plan of Merger, dated as of March 30, 2026, by and among Kezar Life Sciences, Inc., Aurinia Pharma U.S., Inc., Aurinia Merger Sub, Inc. and, solely for purposes of Section 10.13, Aurinia Pharmaceuticals Inc. (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed by Kezar Life Sciences, Inc. on March 30, 2026 (File No. 001-38542))

10.1*
Contingent Value Rights Agreement, dated May 11, 2026, by and among Aurinia Pharmaceuticals Inc., Aurinia Pharma U.S., Inc., Aurinia Merger Sub, Inc., Fortis Advisors LLC and Broadridge Corporate Issuer Solutions, LLC (incorporated herein by reference to Exhibit (d)(4) of the Schedule TO-T/A filed by Aurnia Pharma U.S., Inc. on May 11, 2026)

3.1**	Amended and Restated Certificate of Incorporation of Kezar Life Sciences, Inc.

3.2**	Amended and Restated Bylaws of Kezar Life Sciences, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*
Certain annexes, exhibits and schedules have been omitted pursuant to Item 601(a)(5) or Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedule so furnished.

**	Filed herewith.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kezar Life Sciences, Inc.

Date: May 11, 2026	By:	/s/ Christopher Kirk
Christopher Kirk, Ph.D.
Chief Executive Officer